Exhibit 15.1

KPMG Auditores Independentes

Rua do Passeio, 38, setor 2, 17º andar - Centro

20021-290 Rio de Janeiro - RJ

Caixa Postal 2888 - CEP 20001-970 - Rio de Janeiro/RJ - Brasil

Telefone +55 (21) 2207-9400, Fax +55 (21) 2207-9000

www.kpmg.com.br

July 26, 2018

Petróleo Brasileiro S.A. - Petrobras

Avenida República do Chile 65

Rio de Janeiro – RJ

Petrobras Global Finance B.V. – PGF

Weena 762, 3014 DA

Rotterdam, The Netherlands

Re: Registration Statement on Form F-4, dated July 26, 2018

With respect to the subject registration statement, we acknowledge our awareness of the use and incorporation by reference therein and in the related prospectus of our report dated May 7, 2018 related to our review of interim financial information of Petróleo Brasileiro S.A. – Petrobras as of March 31, 2018 and for the three months ended March 31, 2018 and 2017, included in its Form 6-K furnished to the Securities and Exchange Commission on May 8, 2018.

Pursuant to Rule 436 under the U.S. Securities Act of 1933, as amended (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes

KPMG Auditores Independentes